Exhibit 99

Form 3 Joint Filer Information

Name:   Melody Burbank

Address:   c/o SenoRx, Inc.
   11 Columbia, Suite A
   Aliso Viejo, CA 92656

Designated Filer:  Fred H. Burbank, M.D.

Date of Event
Requiring Statment: March 28, 2007

Signature:  /s/ Melody Burbank
   By:  Melody Burbank

Name:   Fred And Melody Burbank, As Trustees Of
   The Fred And Melody Burbank Family Trust,
   Dated September 7, 1996

Address:   c/o SenoRx, Inc.
   11 Columbia, Suite A
   Aliso Viejo, CA 92656

Designated Filer:  Fred H. Burbank, M.D.

Date of Event
Requiring Statment: March 28, 2007

Signature:  /s/ Fred H. Burbank, M.D.
   By:  Fred H. Burbank, M.D., Trustee